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                                                                     EXHIBIT 4.2

                                RESTATED BY-LAWS

                                       OF

                           STERLING BANCSHARES, INC.
                            (AS OF OCTOBER 21, 1996)

                                   ARTICLE I

                               Offices and Agent

         The Corporation may have such offices, either within or without the State of Texas, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

         The registered office of the Corporation required by the Texas Business Corporation Act to be maintained in the State of Texas may be, but need not be, identical with the principal office in the State of Texas, as designated by the Board of Directors. The address of the registered office may be changed from time to time by the Board of Directors. The registered agent of the Corporation may be changed from time to time by the Board of Directors.

         The address of the initial registered office of the Corporation shall be 15000 Northwest Freeway, Houston, Texas 77040, and the name of the initial registered agent of the Corporation at such address shall be George Martinez.

                                   ARTICLE II

                               Board of Directors

         SECTION 1. General Power. The business and affairs of the Corporation shall be managed by its Board of Directors except as the Board of Directors shall delegate the power to so manage to the Executive Committee or other committee.

         SECTION 2.1. Number and Qualifications. The number of directors composing the initial Board of Directors shall be three (3). Upon resolution of the Board of Directors, the number of directors may be increased or decreased, but no decrease shall have the effect of shortening the term of any incumbent director. A director need not be a resident of the State of Texas or a shareholder of the Corporation.

         SECTION 2.2.         Classified Board.   Commencing with the election
of directors at the 1995 Annual Meeting of Shareholders, the directors, other than those who may be elected by the holders of any class or series of Preferred Stock voting separately by class or series, shall be classified, with respect to the time for which they severally hold office, into three classes, Class I, Class II and Class
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III, which shall be as nearly equal in number as possible, as shall be provided in the manner specified in the bylaws of the Corporation. Each initial director in Class I shall hold office for a term expiring at the 1996 annual meeting of shareholders; each initial director of Class II shall hold office initially for a term expiring at the 1997 annual meeting of shareholders; and each initial director of Class III shall hold office for a term expiring at the 1998 annual meeting of shareholders. Notwithstanding the foregoing provision of this Article, each director shall serve until his successor is duly elected and qualified or until his earlier death, resignation or removal. At each annual meeting of shareholders following the 1995 annual meeting, the successors to the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election and until their successors have been duly elected and qualified or until their earlier death, resignation or removal.

         SECTION 2.3. Apportionment of Directors. In the event of any increase or decrease in the authorized number of directors, the newly created or eliminated directorships resulting from such increase or decrease shall be appointed or determined by the Board of Directors among the three classes of directors so as to maintain such classes as nearly equal as possible. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

         SECTION 2.4.         Rights of Preferred Shareholders.
Notwithstanding the foregoing, whenever the holders of any one of more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of shareholders, the election, term of office, filing of vacancies, and other features applicable thereto, and such directors so elected shall not be so divided into classes pursuant to Section 2.2 unless expressly provided by such terms.

         SECTION 3. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this by-law immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Texas, for the holding of additional regular meetings without other notice than such resolution.

         SECTION 4. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Texas, as the place for holding any special meeting of the Board of Directors called by them.

         SECTION 5. Notice. Notice of any special meeting shall be given at least two days previous thereto by written notice delivered personally or mailed to each director at his business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon pre-paid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a director at a meeting shall




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constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because that meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the Board of Directors need be specified in the notice, or waiver of notice of such meeting.

         SECTION 6. Quorum. A majority of the number of directors fixed in accordance with Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

         SECTION 7.           Manner of Acting.

                 (a) Actions at a Meeting. Except as provided in Paragraph (b) of this Section and except as provided in Section 12 of this Article, the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

                 (b) Actions Without a Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors or the Executive Committee or any other committee may be taken without a meeting, if a consent in writing, setting forth the action so taken, is signed by all of the members of the Board of Directors, Executive Committee or other committee, as the case may be. Such consent shall have the same force and effect as a unanimous vote at a meeting. Such writing, which may be in counterparts, shall be manually executed if practicable; provided, however, that if circumstances so require, effect shall be given to written consent transmitted by telegraph, telex, telecopy or similar means of visual data transmission.

                 (c) Telephonic Meetings. Meetings of the board of Directors of the Corporation may be conducted by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear and speak to each other.

         SECTION 8. Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors shall be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose. A vacancy shall be deemed to exist by reason of the death, resignation, failure or refusal to act by the person elected, or upon the failure of shareholders to elect directors to fill the unexpired term of directors removed in accordance with the provisions of Section 9 of this Article II.

         SECTION 9. Removal. At any meeting of shareholders called expressly for the purpose of removal, any director or directors be removed, with or without cause, by a vote of the holders of





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a majority of the shares then entitled to vote for the election of such directors. In case the entire board or any one or more of the directors are so removed, new directors may be elected at the same meeting for the unexpired term of the director or directors so removed. Failure to elect directors to fill the unexpired term of the directors so removed shall be deemed to create a vacancy or vacancies in the Board of Directors.

         SECTION 10. Compensation. By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

         SECTION 11. Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors in which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting, or unless he shall file his written dissent to such action with the person acting as Secretary of the meeting before the adjournment thereof, or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

         SECTION 12. Executive and Other Committees. There may be established an Executive Committee, and one or more other committees, composed of one or more directors designated by resolution adopted by a majority of the full number of directors of the Board of Directors as fixed in accordance with
Section 2 of this Article. The Executive Committee or such other committees may meet at stated times, or on notice to all members by any one member. Vacancies in the membership of the Executive Committee or such other committees shall be filled by a majority vote of the full number of directors on the Board of Directors at a regular meeting or at a special meeting called for that purpose. During the intervals between meetings of the Board, the Executive Committee, if it shall have been established, shall advise and aid the officers of the Corporation in all matters concerning its interest and the management of its business, and generally perform such duties and exercise such powers as may be directed or delegated by the Board of Directors from time to time. The Board of Directors may delegate to the Executive Committee or such other committees the authority to exercise all the powers of the Board of Directors, including the power to declare dividends or to authorize the issuance of shares of the Corporation, except where action of the full Board of Directors is required by the Texas Business Corporation Act. The designation of and delegation of power to the Executive Committee shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law.

         SECTION 13. Advisory Directors. The Board may appoint such number of advisory directors as the Board may from time to time determine, each of whom shall hold office until the next Annual Meeting of Shareholders following their appointment. Advisory directors shall serve in an advisory capacity to the Board, but shall not have the right to vote. Advisory directors also may be appointed by the Board to serve in an advisory capacity on any committee of the Board, but





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shall not have the right to vote.  The Board may remove any advisory director, with or without cause, upon a majority vote of the Board. The compensation of any advisory director shall be set and determined by the Board.

                                  ARTICLE III

                                    Officers

         SECTION 1. Number. The officers of the Corporation shall be a President, one or more Vice-Presidents (the number thereof to be determined by the Board of Directors), a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person except the offices of President and Secretary.

         SECTION 2. Election and Term of Office. The officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Each officer shall hold office until his successor shall have been duly elected and shall have been qualified, or until his death, or until he shall resign or shall have been removed in the manner hereinafter provided.

         SECTION 3. Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

         SECTION 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

         SECTION 5. Chairman of the Board of Directors. The Chairman of the Board of Directors shall, when present, preside at all meetings of the Board of Directors and shareholders, and shall have and may exercise such other powers as are from time to time assigned to him by the Board of Directors.

         SECTION 6. President. The President shall be the principal executive officer of the Corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the Corporation. He shall, when present and when the Chairman of the Board of Directors is absent, preside at all meetings of the shareholders and of the Board of Directors. He may sign, with the Secretary or any other proper officer of the corporation hereunto authorized by the Board of Directors, certificates for shares of the Corporation, any deeds,





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bonds, mortgages, contracts or other instruments which the board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these by-laws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

         SECTION 7. The Vice Presidents. In the absence of the President or in the event of his death, inability or refusal to act, the Vice President (or should there be more than one Vice President, the Vice Presidents in the order designated at the time of their election, or in the absence of any designation then in the order of their election) shall perform the duties of President. Any Vice President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the Corporation; and shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

         SECTION 8. The Secretary. The Secretary shall: (a) keep the minutes of the shareholders' and the Board of Directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these by-laws, or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation, and see that the seal of the Corporation is affixed to all documents, the execution of which, on behalf of the Corporation under its seal, is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with the President or a Vice President certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; and (g) in general, perform all duties incident to the office of Secretary, and such other duties as from time to time may be designated to him by the President or by the Board of Directors.

         SECTION 9. The Treasurer. If required by the board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum, and with such surety or sureties, as the Board of Directors shall determine. He shall: (a) have charge and custody of, and be responsible for, all funds and securities of the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies, or other depositories as shall be selected by the Board of Directors; and (b) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

         SECTION 10.          Assistant Secretaries and Assistant Treasurers.
The Assistant Secretaries when authorized by the Board of Directors may sign with the President or a Vice President certificates for shares of the Corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall, respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant





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Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or by the Board of Directors.

         SECTION 11. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

                                   ARTICLE IV

                                  Shareholders

         SECTION 1. Annual Meeting. The annual meeting of the shareholders shall be held on such date in each year and at such time and place as may be determined by the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the meeting shall be a legal holiday in the State of Texas, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein for any annual meeting of the shareholders or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as may be convenient.

         SECTION 2. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President or by the Board of Directors, and shall be called by the President at the request of the holders of not less than one-tenth (1/10) of all of the outstanding shares of the corporation entitled to vote at the meeting.

         SECTION 3. Place of Meeting. The Board of Directors may designate any place, either within or without the State of Texas, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Texas, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the registered office of the Corporation in the State of Texas.

         SECTION 4. Notice of Meeting. Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the President, or the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid. Waiver by a shareholder in writing of notice of a shareholder's meeting, signed by him, whether before or after the time of such meeting, shall be equivalent to the giving of such notice. Attendance by a shareholder, whether in person or by proxy,





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at a shareholder's meeting shall constitute a waiver of notice of such meeting of which he has had no notice.

         SECTION 5.           Closing of Transfer Books and Fixing Record Date.
For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, fifty (50) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may, by resolution, fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty (50) days and, in case of a meeting of shareholders, not less than ten
(10) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of the stock transfer books and the stated period of closing has expired.

         SECTION 6. Voting Lists. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the Corporation, and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and opened at the time and place of the meeting and shall be subject to the inspection by any shareholder during the whole time of the meeting. The original stock transfer book shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

         SECTION 7. Quorum. Except as provided below, a majority of the outstanding shares of the Corporation entitled to vote, and represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares, or less than a majority of the outstanding shares of any necessary class are represented at a meeting, a majority of the shareholders so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted as originally notified. The shareholders present at a





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duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

         SECTION 8. Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable, and in no event shall it remain irrevocable for a period of more than eleven (11) months.

         SECTION 9.           Voting of Shares.  Subject to the provisions of
Section 11 of this Article IV, each outstanding share entitled to vote shall be entitled to one (1) vote upon each matter submitted to a vote at a meeting of shareholders

         SECTION 10. Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the by-laws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine.

         Shares held by an administrator, executor, guardian, or conservator may be voted by him so long as such shares forming a part of an estate are in the possession and forming a part of the estate being served by him, either in person or by proxy, without a transfer of such shares into his name.

         Shares standing in the name of a Trustee may be voted by him, either in person or by proxy, but no Trustee shall be entitled to vote shares held by him without a transfer of such shares into his name as Trustee. Shares standing in the name of a receiver may be voted by such a receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so be contained in an appropriate order of the court by which such receiver was appointed.

         A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of a pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

         Shares of its own stock belonging to the Corporation, or held by it in a fiduciary capacity, or owned by another corporation, the majority of the voting stock of which is owned or controlled by this Corporation shall not be voted, directly or indirectly at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

         SECTION 11. Actions Without a Meeting. Any action required to be taken at a meeting of shareholders, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of





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the shareholders entitled to vote with respect to the subject matter thereof, and such consent shall have the same force and effect as a unanimous vote of the shareholders.

         SECTION 12. Telephonic Meetings. Meetings of the shareholders of the Corporation may be conducted by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear and speak to each other.

                                   ARTICLE V

                   Certificates for Shares and Their Transfer

         SECTION 1. Certificates for Shares. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President or a Vice President, and by the Secretary or an Assistant Secretary. If such certificates are signed or countersigned by a transfer agent or registrar, other than the Corporation, such signature of the President or a Vice President and Secretary or Assistant Secretary, and the seal of the Corporation, or any of them, may be executed in facsimile, engraved or printed. If any officer who has signed or whose facsimile signature has been placed on any certificate shall have ceased to be such officer before the certificate is issued, it may be issued by the Corporation with the same effect as if the officer has not ceased to be such at the date of issue. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that incase of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

         SECTION 2. Transfer of Shares. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof, or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney, duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

         SECTION 3. Lost, Stolen or Destroyed Certificates. The Corporation shall issue a new certificate in place of any certificate for shares previously issued if the registered owner of the certificate: (i) makes proof in affidavit form that it has been lost, destroyed or wrongfully taken; and (ii) requests the issuance of a new certificate before the Corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim; and (iii) gives a bond in such form, and with such surety or sureties, with fixed or open penalty, as the Corporation may direct, to indemnify the Corporation (and its transfer agent and registrar, if any)





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against any claim that may be made on account of the alleged loss, destruction or theft of the certificate; and (iv) satisfies any other reasonable requirements imposed by the Corporation. When a certificate has been lost, apparently destroyed or wrongfully taken, and the holder of record fails to notify the Corporation within a reasonable time after he has notice of it, and the Corporation registers a transfer of the shares represented by the certificate before receiving such notification, the holder of record is precluded from making any claim against the Corporation for the transfer of a new certificate.

                                   ARTICLE VI

                                  Fiscal Year

    The Board of Directors shall, by resolution, fix the fiscal year of the Corporation.

                                  ARTICLE VII

                                   Dividends

         The Board of Directors or the Executive Committee, if so authorized by a resolution of the Board of Directors, may from time to time declare that the Corporation may pay dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

                                  ARTICLE VIII

                                      Seal

         The Board of Directors shall provide a corporate seal, which shall be circular in form and shall have inscribed thereon the name of the Corporation, the state of incorporation, and the five-pointed Texas star.

                                   ARTICLE IX

                                Waiver of Notice

         Whenever any notice is required to be given to any shareholder or director of the Corporation under the provisions of these by-laws, under the provisions of the Articles of Incorporation, or under the provisions of the Texas Business Corporation Act, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.





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                                   ARTICLE X

                                   Procedure

         Meetings of the shareholders and of the Board of Directors shall be conducted in accordance with the procedure as contained in Robert's Rules of Order, to the extent applicable.

                                   ARTICLE XI

          Participation of Directors and Officers in Related Business

         Officers and directors of this Corporation may hold positions as officers and directors of other corporations, in related businesses, and their efforts to advance the interest of those corporations will not create a breach of fiduciary capacity to this Corporation in the absence of showing of bad faith.

                                  ARTICLE XII

                                   Amendments

         The initial By-Laws shall be adopted by the Board of Directors of the Corporation. The power to alter, amend, or repeal the By-Laws or adopt new By-Laws shall be vested in the Board of Directors.

                                  ARTICLE XIII

             LIMITATION OF LIABILITY; INDEMNIFICATION AND INSURANCE
                       OF DIRECTORS, OFFICERS AND OTHERS

                            Limitation of Liability

         SECTION 1. A director shall perform his duties as a director, in good faith, in a manner he reasonably believes to be in the best interest of the Corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances. In performing his duties, a director shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by:

                 (a) one (1) or more officers or employees of the Corporation whom the director reasonably believes to be reliable and competent in the matters presented; or

                 (b) counsel, public accountants or other persons as to matters which the director reasonably believes to be within such person's professional or expert competence.





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
A person who so performs his duties shall have no liability by reason of being or having been a director of the Corporation.

         An officer, employee or agent of the Corporation who shall perform his duties in the manner set forth above in this Section 1, relying to the extent applicable on information, opinions, reports or statements set forth therein, shall have no liability by reason of being or having been an officer, employee or agent of the Corporation.

                                Indemnification

         SECTION 2. (a) Actions Other Than Those By or in the Right of the Corporation. The Corporation shall indemnify, to the full extent permitted by law, any person who was or is a party or is threatened to be made a party (including a witness) to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, against expenses (including attorneys' fees) judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith, in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         (b) Action By or in the Right of the Corporation. The Corporation shall indemnify, to the full extent permitted by-law, any person who was or is a party or is threatened to be made a party (including a witness) to any threatened, pending or completed action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of, or appearance connected with, such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that a court, upon application, shall determine that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses.

         (c) Successful Defense of Action. Notwithstanding, and without limitation of, any other provision of this Article XIII, to the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or





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
proceeding referred to in paragraph (a) or (b) of this Section 2 or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         (d)     Determination Required. Any indemnification under paragraph
(a) or (b) of this Section 2 (unless ordered by court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in such paragraph. Such determination shall be made in the case of any officer or director, (1) by the Board of Directors by a majority vote of a quorum consisting of directors who at the time of the vote are not named defendants or respondents in the proceeding, or (2) if such a quorum cannot be obtained by a majority vote of a committee of the Board of Directors, designated to act in the matter by a majority vote of all directors consisting solely of two or more directors who at the time of the vote are not named defendants or respondents in the proceeding, or (3) by special legal counsel selected by the Board of Directors or a committee of the Board by vote as set forth in (1) and (2), or if such a quorum cannot be obtained and such a committee cannot be established, by a majority vote of all directors or (4) by the shareholders in a vote that excludes the shares held by the directors who are named defendants or respondents in the proceeding. In the case of an employee or agent of the Corporation who is not an officer or director of the Corporation, such determination shall be made as specified in the preceding sentence, or by the President or by any officer authorized by the President.

         (e) Advance of Expenses. Expenses incurred with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, specified in Sections 2(a) and 2(b) of this Article XIII, may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding (l)(i) in the case of any officer, or director, as authorized by the Board of Directors, and (ii) in the case of any employee or agent of the Corporation who is not an officer or director of the Corporation, as authorized by the President or by an officer authorized by him, and (2) upon receipt of a written undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it is ultimately determined that he is not entitled to be indemnified by the Corporation.

         SECTION 3. Insurance. The Corporation may, when authorized by the Board of Directors, purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, against any liability asserted against, and incurred by, him in any such capacity, or arising out of his status as such, whether or not the Corporation would be required to indemnify him against such liability under the provisions of
Section 2 of this Article XIII.

         SECTION 4. Nonexclusivity; Duration. The indemnifications, rights and limitations of liability provided by this Article XIII shall not be deemed exclusive of any other indemnifications, rights or limitations of liability to which any person may be entitled under any by-law, agreement, vote of members or disinterested directors, or otherwise, either as to action in his official capacity and as to action in another capacity while holding office, and they shall continue although such





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
person has ceased to be a director, officer, employee or agent and shall inure to the benefit of his heirs, executors and administrators. The authorization to purchase and maintain insurance set forth in Section 3 of this Article XIII shall likewise not be deemed exclusive.





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